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                                                                   EXHIBIT 5.1


                              December 19, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


   Re: HealthDesk Corporation, Registration Statement on Form SB-2

Ladies and Gentlemen:


   As counsel to HealthDesk Corporation (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's newly-issued Common Stock and those certain warrants exercisable for shares of the Company's newly-issued Common Stock as set forth in the Registration Statement on Form SB-2 to which this opinion is being filed as Exhibit 5.1 (collectively, the "Shares"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

   We express no opinion with respect to (i) the availability of equitable remedies, including specific performance, or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

   Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement will be, upon effectiveness of the Registration Statement and receipt by the Company of payment therefor, validly authorized, legally issued, fully paid, and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                                            Respectfully submitted,

                                            GRAY CARY WARE & FREIDENRICH
                                            A Professional Corporation